                            AMENDMENT TO SERVICE AGREEMENT

This amendment to the Miscellaneous Services Agreement of January 1, 1995 is made as of May 1, 1996 by and between American Mutual Life (AML, formerly Central Life Assurance Company) and AmerUs Bank (Bank, formerly Midland Savings
Bank).

The parties hereto agree as follows:

1. SERVICES. AML agrees to provide telephone and data communications services to the Bank, including the installation and maintenance of appropriate communications lines, services, and termination equipment to support Bank operating units as requested. The Bank will be charged monthly as follows:


    Local Telephone Service            40.00/Month per Station
    Phone Mail Box                      4.00/Month per Station
    Analog Modem/Fax Line             100.00/Month*
    Call Processing Box               150.00/Month
    ACD Group                         200.00/Month
    Local Information                    .50/Call
    Long Distance Information            .85/Call
    InBound Long Distance                .18/Minute
    Outbound Long Distance               .15/Minute
    Analyst/Technician                 30.00/Hour
    Clerical/Switchboard               10.00/Hour

    Other requested services, including additional telephone equipment beyond the initial installation, will be charged at the actual cost to AML, plus the hourly charges needed to install and/or maintain said services. For the initial establishment at Bell Avenue, AML will pay for the installation of the switch; the Bank will pay for the installation and termination charges from the local and long distance service vendors.

    Existing and/or new data communications facilities will be paid directly by the Bank; AML will pay all bills associated with voice telephone service.
    A complete list of existing data facilities is attached.

2. TERM. The Agreement will extend for five years from the date of commencement, terminating May 1, 2001. AML agrees to limit price increases over that period to no more than 5% annually

American Mutual Life                   AmerUs Bank

By /s/ Lance Krieg                      By /s/ D. Richard Ten Braak, CFO
   -----------------------------------    ------------------------------------
       Lance Krieg, VP                         D. Richard Ten Braak, SVP & CFO

Date 4/25/96                           Date 4-20-96
     ----------                             ----------


* The Bank may receive a rebate on this charge equal to the amount of the charge which is in excess of AML's actual cost.